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                                                               EXHIBIT (9)(b)(1)

                                  SCHEDULE A-2
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                         EATON VANCE MUNICIPALS TRUST II
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                    AMENDED ADMINISTRATIVE SERVICES AGREEMENT

                              DATED MARCH 24, 1997

                      EV Classic High Yield Municipals Fund
                       EV Marathon Florida Municipals Fund
                       EV Marathon Hawaii Municipals Fund
                     EV Marathon High Yield Municipals Fund
                       EV Marathon Kansas Municipals Fund
                 EV Traditional Florida Insured Municipals Fund
                      EV Traditional Hawaii Municipals Fund
                    EV Traditional High Yield Municipals Fund
                      EV Traditional Kansas Municipals Fund